                                                                    EXHIBIT 3.27


                                                                          PAGE 1

                               STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE

                           ________________________

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF "DOMINION TEXTILE (USA) INC.", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF NOVEMBER, A.D. 1985, AT 10 O'CLOCK A.M.






                                        ________________________________________
                                        Edward J. Freel, Secretary of State

                                        AUTHENTICATION:             0825739 8100
                                                               8947162 981078809

                                        DATE:                           02-17-98
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                                   RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                          DOMINION TEXTILE (USA) INC.


                   Adopted in Accordance with the Provisions of Section 245 of the General Corporation
                         Law of the State of Delaware



          Dominion Textile (USA) Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, certifies that:

          1. This Corporation was incorporated under the name MOCO INC. and its original certificate of incorporation was filed with the Secretary of State on June 17, 1976.

          2. This Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware (the "Act") including Sections 242 and 245 of the Act, upon the recommendation of the directors, by the written consent of the sole stockholder in accordance with the provisions of Section 228 of the Act.

          3. The text of the Certificate of Incorporation as amended or supplemented heretofore is further amended hereby to read as herein set forth in full:

          FIRST:

          Name:  The name of the Corporation is Dominion Textile (USA) Inc.
          ----
(hereinafter called the "Corporation").
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          SECOND:

          Address; Registered Agent.  The address of the Corporation's
          -------------------------
registered office is Corporation Trust Center, 1209 Orange Street, the City of Wilmington, County of New Castle, State of Delaware; and its registered agent at such address is The Corporation Trust Company.

          THIRD:

          Business and Purpose.  The nature and business purposes to be
          --------------------
conducted or promoted by the Corporation are to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          FOURTH:

          Number of Shares.  The total number of shares of stock which the
          ----------------
Corporation shall have the authority to issue is Ten Thousand (10,000), all of which shall be shares of Common Stock of the par value of One Dollar ($1.00) each.

          FIFTH:

          Election of Directors.  Members of the Board of Directors may be
          ---------------------
elected either by written ballot or by voice vote.

          SIXTH:

          Adoption, Amendment and/or Repeal of By-Laws.  The Board of Directors
          --------------------------------------------
may from time make, alter or repeal the by-laws of the Corporation; provided, that any by-laws made, amended or repealed by the Board of Directors may be amended or repealed, and any by-laws may be made, by the stockholders of the Corporation.

          4. The foregoing amends and restates the Certificate of incorporation and supercedes the original Certificate of Incorporation and all amendments thereto.

          IN WITNESS WHEREOF, Dominion Textile (USA) Inc. has caused this Certificate to be signed by Charles A. McCrae, its Executive Vice President and attested by Dennis W. Mack, its Secretary on this 25th day of November, 1985, and the signature of the undersigned shall constitute the affirmation and acknowledgment of the undersigned, under penalties of perjury, that the Certificate is the act and deed of the undersigned and that the facts stated in the Certificate are true.



                                        By /s/ Charles A. McCrae
                                          ---------------------------------
                                              Executive Vice President

Attest:



By /s/ Dennis W. Mack
  ----------------------------
     Secretary



                                      -3-
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                                                                          PAGE 1


                               STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE

                            ________________________

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

     "D.T. PLASTICS INC.", A DELAWARE CORPORATION, "WAY CORP.", A DELAWARE CORPORATION, WITH AND INTO "DOMINION TEXTILE (USA) INC." UNDER THE NAME OF "DOMINION TEXTILE (USA) INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE SEVENTH DAY OF APRIL, A.D. 1997, AT 10 O'CLOCK A.M.






                                           ___________________________________
                                           Edward J. Freel, Secretary of State

                                           AUTHENTICATION:        0825739 8100M
                                                              8947163 981078809
                                           DATE:                       03-02-98

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING

                       WAY CORP.  AND D.T. PLASTICS INC.

                                     INTO

                          DOMINION TEXTILE (USA) INC.

Dominion Textile (USA) Inc, a corporation organized and existing under the laws of Delaware;

DM HEREBY CERTIFY:

FIRST: That this corporation was incorporated on the 17/th/ day of June, 1976, pursuant to the General Corporation Law of the State of Delaware;

SECOND: That this corporation owns all of the outstanding shares of the stock of Way Corp., a corporation incorporated on the 29/th/ of January, 1985, pursuant to the General Corporation Law of the State of Delaware;

THIRD: That this corporation owns all of the outstanding shares of the stock of D.T. Plastics Inc., a corporation incorporated on the 13/th/ day of April, 1971, pursuant to the General Corporation Law of the State of Delaware;

FOURTH: That this corporation, by the following resolutions of its Board of Directors, duly adopted at a meeting hold on the 3/rd/ day of April, 1997, determined to and did merge into itself said Way Corp. and D.T. Plastics Inc. by the unanimous written consent of its members, filed with the minutes of the Board;

RESOLVED, that Dominion Textile (USA) Inc., merge, it hereby does merge into itself said Way Corp. and D.M. Plastics loc. and assumes all their obligations;

FURTHER RESOLVED, that the proper officer of this corporation be and he or she is HEREBY DIRECTED to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Way Corp. and D.T. Plastics Inc. and assume their liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger; and

FIFTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of Dominion Textile (USA) Inc. at any time prior to the date of filing the merger with the Secretary of State,

IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by Marc Levesque, its Secretary and Acting General Counsel, this 3/rd/ day of April, 1997.




                                        BY: /s/ Marc Levesque
                                           ---------------------------
                                              Secretary

                                      -2-